LEASE

THIS INDENTURE OF LEASE dated as of this 31st day of October, 2002, by and between 4 TOWNSEND WEST, L.L.C., a New Hampshire limited liability company with a principal place of business at 20 Trafalgar Square, Suite 602, Nashua, Hillsborough County, New Hampshire, 03063, (hereinafter called "Lessor"), and HOWTEK, INC. of 21 Park Avenue, Hudson, Hillsborough County New Hampshire 03051 (hereinafter called "Lessee").

WITNESSETH

SECTION 1

LEASED PREMISES

Lessor hereby leases to Lessee and the Lessee hereby leases from Lessor, upon and subject to the terms and provisions of this Lease, a portion of a building, the building being known as 4 Townsend West, Nashua, New Hampshire ("Project") (which portion is sometimes hereinafter referred to as the "Leased Premises") known as Units 18 & 19, comprising 6,000 square feet, and cross-hatched on Exhibit A annexed hereto and made a part hereof.

The Leased Premises shall extend to the exterior faces of exterior walls or to the building line where there is no wall, or the center line of those walls separating said Premises from other Leased Premises in 4 Townsend West, Nashua, New Hampshire, together with the appurtenances specifically granted in this Lease, but reserving and excepting to Lessor the right to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires through hung ceiling space, column space and partitions, in or beneath the floor slab, or above or below the Leased Premises, or other parts of 4 Townsend West, Nashua, New Hampshire, except that Lessor shall not unreasonably interfere with or interrupt the business operations of Lessee within the Leased Premises and except where necessary as determined by Lessor's architect, no pipes, conduits, utility lines or wires installed by Lessor shall be exposed in the office area of the Leased Premises. Lessee may install exposed conduit to interior cubicles without Lessor's consent.

SECTION 2

TERM OF LEASE

2.1 The term of this Lease shall be for a period of four (4) years, which period shall commence upon Lessor's completion of the Lessee Improvements, which is estimated to be ~~November 15, 2002~~ December 31, 2002, and shall terminate four (4) years later.

2.2 In the event Lessee shall hold over after the expiration of this term, such holding over shall not extend the term of this Lease, but shall create a month-to-month tenancy upon all the terms and conditions of this Lease; provided, however, that during such holdover, monthly rent during such holdover shall equal 150% of the monthly rent assessed for the last month of the expired term.

SECTION 3

RENT

3.1 Lessee covenants and agrees to pay Lessor at the place provided herein for the giving of notice to Lessor, as annual base rent for said Premises the following amounts:

Year 1 - Twenty Nine Thousand Seven Hundred Dollars and 00/100 ($29,700.00) ($4.95 psf), per year, payable in equal monthly installments of Two Thousand Four Hundred Seventy Five Dollars and 00/100 ($2,475.00).

Year 2 - Thirty Thousand Dollars and 00/100 ($30,000.00) ($5.00 psf), per year, payable in equal monthly installments of Two Thousand Five Hundred Dollars and 00/100 ($2,500.00).

Year 3 - Thirty One Thousand Five Hundred Dollars and 00/100 ($31,500.00) ($5.25 psf), per year, payable in equal monthly installments of Two Thousand Six Hundred Twenty Five Dollars and 00/100 ($2,625.00).

Year 4 - Thirty Three Thousand Dollars and 00/100 ($33,000.00) ($5.50 psf), per year, payable in equal monthly installments of Two Thousand Seven Hundred Fifty Dollars and 00/100 ($2,750.00).

If the term of this lease shall begin on a day other than the 1st of a month, the Lessee shall pay a pro rata portion of a month's rent on the day the term commences and thereafter the Lessee shall pay a succeeding monthly installment on the 1st day of each succeeding month. Under no circumstances shall Lessee be entitled to withhold any rent due hereunder or setoff against the same on account of Lessor's purported failure to perform any of its obligations hereunder. Lessee also agrees to execute a Promissory Note in the amount of Thirty Thousand Dollars ($30,000.00) (see attached Exhibit C), and make monthly payments of Seven Hundred Forty Six Dollars and 56/100 ($746.56).

3.2 Any payment by Lessee or acceptance by Lessor of a lesser amount than shall be due from Lessee to Lessor shall be treated as a payment on account. The acceptance by Lessor of a check or payment for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check or payment, that such lesser amount is payment in full, shall be given no effect and Lessor may accept such check or payment without prejudice to any other rights or remedies which Lessor may have against Lessee.

3.3 Lessee covenants and agrees to pay Lessor at the place provided herein for the giving of notice to Lessor, as additional rent during the term hereof Lessee's pro rata share, which is hereby defined and agreed as being ten percent (10%) of the charges, costs and expenses defined in paragraphs 6.3, 10.1, 13.1 and 19.1 of this Lease. Lessee shall pay Lessor such additional rent in advance in monthly installments commencing upon Lessor's completion of the Lessee Improvements, which is estimated to be November 15, 2002. Lessee acknowledges that Lessor may adjust, once every month, the amount of Lessee's monthly installments paid by Lessee. It is agreed that Lessee's additional rent in monthly installments shall be Eight Hundred Seventy Five Dollars and 00/100 ($875.00) until notification of further adjustment in accordance with this Lease. In addition to the foregoing, Lessor may make a special assessment once every six months during Lessor's fiscal year, for expenses incurred by Lessor which are over and above the monthly installments paid by Lessee.

3.4 If Lessee shall fail to make payment of any installment of Base Rent or any Additional Rent after the date when such payment is due, Lessee shall pay to Lessor, in addition to such installment of Base Rent or such Additional Rent, a sum equal to two (2%) percent per annum above the then current prime rate charged by the Bank of New Hampshire, Nashua, New Hampshire or its successor of the amount unpaid computed from the date such payment was due to and including the date of payment.

SECTION 4

SECURITY DEPOSIT

The Lessee hereby deposits the sum of Two Thousand Four Hundred Seventy Five Dollars and 00/100 ($2,475.00) with the Lessor, the receipt of which is hereby acknowledged, as security for the full and faithful performance by the Lessee of each and every term, covenant and condition of this Lease. Lessee shall maintain the full amount of the security deposit throughout the term of this Lease. In the event that the Lessee defaults with respect to any terms, provisions, covenants and conditions of this Lease, including but not limited to payment of any rentals, the Lessor may use, apply, or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any such sums which Lessor may expend or be required to expend by reason of the Lessee's default, including any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency may accrue before or after summary proceedings or other reentry by the Lessor. In the event that the Lessee shall fully and faithfully comply with all terms, provisions, covenants and conditions of this Lease, the security or the balance thereof will be returned to the Lessee after the time fixed as the expiration thereof. The Lessee shall not be entitled to any interest on the security. In the absence of evidence satisfactory to the Lessor of any assignment of the right to receive this security, or the remaining balance thereof, the Lessor may return the security to the original Lessee, regardless of one or more assignments of the Lease itself.

Prior to the time when the Lessee shall be entitled to return of the security deposit, the Lessor shall be entitled to intermingle such deposit with its own funds and to use such funds for purposes as the Lessor may determine.

In the event of a bona fide sale, subject to this Lease, the Lessor shall have the right to

transfer the security deposit to the vendee for the benefit of the Lessee, and the Lessor shall be considered released by the Lessee from all liability for return of such sum, and the Lessee agrees to look to the new Lessor solely for the return of the security, and it is agreed that this apply to every transfer or assignment made of the security to a new Lessor.

SECTION 5

QUIET ENJOYMENT

Lessor shall put Lessee into possession of the Leased Premises at the beginning of the term hereof, and Lessee, upon paying the rent and observing the other covenants and conditions herein, upon its part to be observed, shall peaceably and quietly hold and enjoy the Leased Premises.

SECTION 6

COMMON AREAS; MAINTENANCE THEREOF

6.1 Lessor hereby further grants and gives to Lessee, its customers, business invitees, employees, agents and suppliers, the privilege during the term of this Lease and any renewal thereof, in common with Lessor, its successors, assigns and other Lessees, and others, of using, for purposes of ingress and egress and parking, the parking areas and ways developed and to be developed by the Lessor on or about the Leased Premises, and serving 4 Townsend West, Nashua, New Hampshire of which the Leased Premises are a part, provided, however:

A. No officers, employees or agents of Lessee shall park vehicles of their own overnight on any portions of said parking areas unless verbal approval is given by Lessor, except Lessee may park one van and one panel truck in parking lot overnight. Lessor agrees to provide suitable and adequate parking facilities for Lessee's officers, employees or agents which are reasonably accessible to the Leased Premises;

B. Said rights of ingress and egress and parking shall be subject to all easements, rights and other claims of record;

C. Lessee shall not obstruct the use of the sidewalks adjacent to the Leased Premises and shall be responsible for removal of snow, ice and water that may appear from time to time on the sidewalks, stairs and dock area adjacent to the Leased Premises;

D. Lessee shall not conduct an auction, fire, bankruptcy, going out of business, or similar sale, in the Leased Premises without the prior written approval of Lessor;

E. Lessee shall not deposit any garbage or refuse on the walkways or other common areas and shall cause all garbage and refuse to be removed to trash dumpsters provided by the Lessee. All dumpsters shall be placed at the rear of the Leased Premises against the building or in designated areas and shall not obstruct vehicle movement or interfere with other Lessees of 4 Townsend West, Nashua, New Hampshire. Lessor shall have the prior right to approve the dumpster and their location;

F. Lessee shall not burn any trash on or near the Leased Premises or cause any offensive odors to be emitted from the Leased Premises;

G. Lessee shall not permit or cause to be used on the Leased Premises any device such as a public address system, neon or excessively bright, changing, flashing or flickering lights, or any similar devices, the effect of which shall be visible or audible from the exterior of the Leased Premises;

H. Lessee shall conform to all reasonable rules established by Lessor and uniformly applied by Lessor relative to the operation and use of 4 Townsend West, Nashua, New Hampshire (At the time of this Lease, there are no rules/regulations.);

I. Lessor reserves the right from time to time to close the common areas in such manner as it shall deem necessary for the maintenance, operation, replacement or expansion of 4 Townsend West, Nashua, New Hampshire or to prevent the acquisition of any rights by public or others with respect thereto, and such interruption shall be done in a manner to reasonably minimize any business interruption of the Lessee. Under no circumstances shall the Lessor be liable for any interruption of the Lessee's business.

6.2 Lessor agrees to provide reasonably suitable area lighting for the common areas of 4 Townsend West, Nashua, New Hampshire, maintenance of pavement on all parking areas, maintenance of all utilities serving 4 Townsend West, Nashua, New Hampshire, and generally, all

other services in the nature of maintenance, repairs and/or renovations as are reasonably required in order to maintain all common areas and improvements, serving such common areas, in 4 Townsend West, Nashua, New Hampshire as a whole.

6.3 Lessee shall pay to Lessor, as additional rent during the term hereof and as set forth in paragraph 3.3 of this Lease, its pro rata share of the operating costs of the Common Area. The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Lessor incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grate of senior building manager engaged in the operation, maintenance or security of the Project (together with Lessor's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Lessor to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Lessor using its good faith commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Lessor in its reasonable discretion; (D) costs of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Lessor by the Project's tenants; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); and (I) property taxes for land and building at 4 Townsend West, Nashua, New Hampshire.

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section {(2)(c)} and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Lessee or other third parties (iii) interest, amortization or other payments on loans to Lessor; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) federal or state taxes; and (ix) federal income taxes imposed on or measured by the income of the Lessor from the operation of the Project. In addition, the following items shall also not be deemed Operating Expenses:

(i) any cost or expense (net Lessor's administrative charge) to the extent to which Lessor is paid or reimbursed and/or is entitled to payment or reimbursement from any person (other than as a payment for Operating Expenses), including but not necessarily limited to, (1) work or services performed for any tenant (including Lessee) at such tenant's costs, (2) the cost of any item for which Lessor is paid or reimbursed by insurance or otherwise, (3) increased insurance or taxes assessed specifically to any tenant of the Property, (4) charges (including applicable sales tax) for electricity, water and other utilities for which Lessor is entitled to reimbursement for any tenant, and (5) the cost of any HVAC, janitorial or other services provided to other tenants on an extra-cost basis after such regular business hours;

(ii) The cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreation club, restaurant or dry cleaning services.

(iii) Salaries and bonuses of officers and executives of Lessor.

(iv) The cost of any work or services performed on an extra-cost basis for any tenant of the Property (other than Lessee) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Lessee).

(v) The cost of any work or service performed for any facility other than the Property.

(vi) The cost, including increased real estate taxes and other operating expenses related to, of any addition to the Property after the original construction.

(vii) Interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease.

(viii) Any fees, costs and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorney fees, entertainment costs and travel expenses.

(ix) Any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Lessor which is in excess of the amount which would have been paid in the absence of such relationship.

(x) Any costs of painting or decorating of any interior parts of the building other than Common Areas.

(xi) Lessor's general overhead except as it related to the specific management of the Building. This reference shall not exclude Lessor's management fees, which fee shall not unreasonably exceed that customarily charged for similar office buildings.

SECTION 7

CONDITION OF PREMISES; REPAIRS

7.1 Lessee shall accept the building, improvements and any equipment or fixtures on or in the Leased Premises "as is" and in their existing condition and agrees that no representation, statement or warranty, express or implied, has been made by or on behalf of Lessor as to such condition, or as to the use that may be made of such property, except that Lessor shall be responsible for certain space modifications as are outlined on Exhibit B attached hereto and made a part hereof.

7.2 Lessor covenants and agrees that it will maintain in good repair the exterior walls and roof of the Leased Premises, the structural beams, structural columns and other structural parts of the Leased Premises. Lessee covenants and agrees that it will keep, during the term hereof, at its own cost and expense, the interior of the Leased Premises including but not limited to the ceilings, walls, heating, ventilation and air conditioning system and plumbing system including any sprinkler system, in good working condition and in a state of repair and readiness for the same use, as the same was at the commencement of the term hereof. Lessee also agrees to replace, at its own cost and expense, all window glass of the same kind and quality, taking by eminent domain and damage due to fire other casualty insured against excepted. Lessee further agrees to replace and/or repair, at its own cost and expense, all light bulbs and lighting fixtures which are damaged, broken or cease to function during the term hereof, with bulbs or fixtures of the same kind and quality. Lessee shall also keep the sidewalks, stairs and dock area adjacent to the Leased Premises broom clean, free from all obstructions, snow, water and ice. The Lessee, at the expiration of this Lease or earlier termination hereof for any cause herein provided for, shall deliver up the Leased Premises in good working condition and in a state of repair and readiness for the same use.

7.3 The Lessee shall not, without written consent of the Lessor, store any materials, goods or equipment outside the Leased Premises.

7.4 The Lessee shall at its expense make any alterations or changes in the leased premises which may be necessary to meet the regulations and standards promulgated and established under the Occupational Safety and Health Act of 1970.

7.5 During the term of this lease, the Lessee shall be responsible for any repairs or alterations

to the leased premises deemed necessary by local, state or federal officials, in order to meet compliance with any changes in local, state or federal regulations during the term of this lease; provided, however, that if such repair or alteration provides a general benefit to the entire builidng of which the Leased Premises are a part, then the costs and expenses associated therewith shall be reimbursed by Lessor and become an Operating Cost.

7.6 During the term of this lease, in the event of a claim brought under the Americans with Disabilities Act, Lessee shall be responsible for ensuring satisfaction therewith.

SECTION 8

IMPROVEMENTS BY LESSEE

8.1 Lessee may, with the prior written approval of Lessor, make such alterations, additions or improvements to the Leased Premises, excluding, however, the exterior of the Leased Premises, as it shall deem necessary or desirable; provided, however:

A. No such alteration, addition or improvement shall lessen the fair market value of the Leased Premises;

B. Lessee shall not make any alterations to the structure of the Leased Premises;

C. Any such alteration, addition or improvement shall be made in accordance with previously prepared plans and specifications, and if the estimated cost of such alteration, addition or improvement exceeds Two Thousand Five Hundred Dollars ($2,500.00) such plans and specifications shall have the written approval of Lessor before any work thereon shall be commenced;

D. That prior to the commencement of work on any such alteration, addition or improvement, Lessee shall procure, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same shall have been submitted to and approved by (I) all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and (ii) any mortgagee having an interest in or lien upon the Leased Premises if required by the terms of the mortgage, it being understood that Lessor will not unreasonably refuse to join in any application to any such mortgagee to obtain such approval with respect to any alteration, addition or improvement;

E. In carrying out all such alterations, additions and improvements, Lessee agrees to comply with the standards, guidelines and specifications imposed by all municipal, state and federal departments or other governmental departments and agencies having jurisdiction over the same, including without limitation, all building codes, all ADA codes and to construct all improvements in a workmanlike manner;

F. That prior to the commencement of work on any such alteration, addition or improvement, the Lessee shall have procured and delivered to Lessor the policy of Builder's Risk insurance hereinafter referred to in Section 18 hereof or additional fire and extended coverage insurance as required by Section 18 hereof whichever is applicable;

G. That Lessee shall pay the increased premiums, if any, for the regular insurance coverage of the Leased Premises resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement;

H. Any such alteration, addition or improvement made by Lessee pursuant to the terms hereof shall, at the expiration of the term hereof or at the expiration of any renewal term, become and remain the property of Lessor, provided, however, that Lessor may, at its option and upon notice to Lessee not less than One Hundred Twenty (120) days prior to such expiration, require Lessee to remove any such alterations, additions and improvements and to restore the Leased Premises to their condition as at the beginning of the term hereof, taking by eminent domain and damage due to fire or other casualty insured against excepted.

SECTION 9

MACHINERY AND EQUIPMENT; TRADE FIXTURES

Lessee agrees that all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by it or by any employee, agent or subcontractor of Lessee, or by any subtenant of Lessee, which cannot be removed from the Leased Premises without permanent and substantial damage to the Leased Premises, as determined by Lessor's reasonable discretion, shall be and

become part of the realty and shall be and become the property of Lessor and shall not be removed from the Leased Premises without the written consent of Lessor. Lessor agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by Lessee, or by any employee, agent or subcontractor of Lessee, or by any subtenant of Lessee, which may be removed from the Leased Premises without permanent and substantial damage to the Leased Premises, as determined by Lessor in its sole discretion, and (b) all furniture, furnishings and movable trade fixtures installed in the Leased Premises shall be deemed to remain personal property and that all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures of Lessee or of any employee, agent or subcontractor of subtenant of Lessee, may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but Lessee shall repair any damage occasioned by such removal and shall restore the Leased Premises to their condition as at the beginning of the term hereof, taking by eminent domain, and damage due to fire or other casualty insured against excepted. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by Lessor and stored for the account of Lessee; and if Lessee shall fail to reclaim such property within thirty (30) days following such expiration or earlier termination of this Lease, such property shall be deemed to have been abandoned by Lessee, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor. Lessee shall pay to Lessor the cost incurred by Lessor in removing, storing, selling, destroying or otherwise disposing of any such property.

SECTION 10

UTILITIES

10.1 Lessee shall make arrangements for and shall pay when due all charges for gas, electricity, heat and power provided to the Leased Premises. Lessee shall pay to Lessor, as additional rent during the term hereof and as set forth in paragraph 3.3 of this Lease, Lessee's pro rata share of the charges for water, sewerage, sprinklers and lighting supplied to the Leased Premises. Prorata utility charges will apply only to common areas or utilities provided in common with other tenants. The Leased Premises will be separately metered for gas and electric.

10.2 Lessee shall, at its sole cost and expense, maintain and repair the water, sewer, heat and electric systems servicing and attributable to the Leased Premises. Without limiting in any manner the scope or generality of the foregoing sentence, Lessee agrees to pay for all maintenance, repairs, changes and improvements in said water, sewer, heat and electric systems required by governmental authorities having jurisdiction over said services, in the event that there are changes in the current statutory requirements.

SECTION 11

USE OF PREMISES

11.1 Without the prior written consent of Lessor, Lessee agrees that it will use the Leased Premises only as corporate office, training, engineering, research and development and manufacturing and warehouse and for services and purposes reasonably incident thereto.

11.2 Lessee agrees and acknowledges that for itself, any subtenant or any assignee, it shall neither occupy nor use the Leased Premises or permit the same to be occupied or used for any business or use which, under the Zoning Ordinances of the City of Nashua, New Hampshire, requires more than ten percent (10%) of the parking spaces provided on the site of 4 Townsend West, Nashua, New Hampshire. The Lessee agrees that for itself or any subtenant, it shall use no more than ten percent (10%) of the parking spaces provided on the site of 4 Townsend West, Nashua, New Hampshire.

11.3 In its use of the Leased Premises, Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the City of Nashua, as now in effect or as hereafter amended, and shall not engage in any action that would, if continued, increase the cost of any insurance on 4 Townsend West, Nashua, New Hampshire possessed by Lessor hereunder.

11.4 Lessee shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any party thereof to be occupied or used,

for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed to be disreputable or high-hazard, nor in such manner as to constitute a nuisance of any kind, nor for any purpose in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority including Boards of Fire Underwriters. Lessee shall, immediately upon the discovery of any such unlawful, illegal, disreputable or high-hazard use, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove the subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or high-hazard use.

11.5 Lessee agrees not to use the Leased Premises for the generation, storage or treatment of hazardous waste, and hereby certifies that his operations or other use of the Leased Premises will not involve same. For purposes of this Lease, the term "hazardous waste" shall be defined by cumulative reference to the following sources as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC Sections 901 et seq (RCRA); (2) EPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (3) New Hampshire R.S.A. ch 147 and 147-A; (4) New Hampshire Regulations promulgated thereunder by any agency or department of the state.

11.6 Lessee shall procure any licenses or permits required by any use of the Leased Premises by Lessee.

SECTION 12

ASSIGNMENT; SUBLEASING

Lessee shall not, without prior written consent of Lessor, such consent not being unreasonably withheld, assign this Lease or sublease the Leased Premises, in whole or in part. Any assignment or sublease to which Lessor consents in writing shall be on the express terms and conditions of this Lease.

SECTION 13

TAXES AND ASSESSMENTS

13.1 The Lessee shall pay the Lessor with each installment of base rent an amount equal to their prorata share (prorata share being defined as 10%) of one twelfth of the real estate taxes for the current year, if the amount thereof is known, or of such taxes for the prior year, if the amount thereof for current year is not known. Such amounts shall be held in escrow by the Lessor and utilized in partial or complete discharge of the Lessee's obligations to pay such taxes on or before the date upon which interest upon such taxes would otherwise start to accrue.

13.2 "Real estate tax" shall mean all real estate taxes, sewer taxes and any other charges made by a public authority which upon assessment or failure of payment become a lien or liens upon the Leased Premises or any part thereof, or upon any buildings or appurtenances thereto, or any parts thereof, or which may become due and payable with respect thereto. In the event any betterment assessments are payable by law in installments then such payments will be charged to Lessee according to the installment scheduled applicable to Lessee's lease term and extension term when exercised. Real estate taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Lessor or any income tax of Lessor.

13.3 Lessee shall also punctually pay and discharge all taxes which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon the personal property of Lessee attached to or used in connection with Lessee's business conducted on the Leased Premises. Nothing herein contained shall require Lessee to pay any taxes on the rent reserved to Lessor hereunder.

13.4 Lessee shall have the right to contest or review (in the name of Lessee, or of Lessor, or both, as Lessee shall elect) by appropriate proceedings which, if instituted, shall be conducted promptly at Lessee's own expense free of all expense to Lessor, any tax, charge or other governmental imposition aforementioned upon condition that before instituting any such proceeding Lessee shall pay (under protest) such tax, charge or other governmental imposition aforementioned, or furnish to Lessor a surety company performance bond in a company acceptable to Lessor or other security satisfactory to Lessor sufficient to cover the amount of the contested item or items with interest for the period which such proceedings may reasonably be expected to take and costs securing

the payment of such contested item or items and all interest and costs in connection therewith when finally determined. Notwithstanding the furnishing of any such bond or security, Lessee shall pay all such items before the date when the Leased Premises or any part thereof would, under applicable law, be forfeited. Lessor shall timely file the annual inventory required by Chapter 74:7 of the Revised Statutes Annotated of New Hampshire, the filing of which, by virtue of Chapter 76:16 of such Revised Statutes Annotated, is a condition precedent to tax abatement.

13.5 Lessor, at its option, may, but shall not be obligated to, contest or review by any appropriate proceedings, and at Lessor's expense, any tax, charge or other governmental imposition aforementioned which shall not be contested or reviewed as aforesaid by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the taxing authorities with respect thereto. The Lessor shall notify the Lessee promptly of the institution of any such proceedings.

SECTION 14

MECHANIC'S LIEN

In the event of the filing in the Hillsborough County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of Lessee, Lessee shall cause without delay proper proceedings to be instituted to test the validity of the lien claimed, and before the end of the term to discharge the same by the posting of bond or otherwise; and during the pendency of any such proceeding, Lessee shall completely defend and indemnify Lessor against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by Lessee, and during the pendency of such proceeding such lien may continue until disposition of such proceeding, and after disposition thereof, Lessee shall cause said lien to be released and discharged.

SECTION 15

EMINENT DOMAIN

In the event that the Leased Premises shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by Lessee, this Lease shall automatically terminate without further act of either party hereto on the date when possession of the Leased Premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that Lessee shall be liable for and shall promptly pay to Lessor any rent or other payments due hereunder then in arrears or the Lessor shall promptly rebate to Lessee a pro rata portion of any rent or other such payments paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that they are still suitable for the intended use by Lessee, this Lease shall continue in effect in accordance with its terms and a portion of the rent and other payments due hereunder shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be payable solely to Lessor except that if the property so condemned or taken includes in whole or in part (a) the land thereon at the beginning of the term hereof and (b) machinery, equipment and appurtenances constructed or installed thereon by Lessee at its expense after the beginning of the term hereof which would have been removable by Lessee pursuant to Section 21 hereof, then such award shall be apportioned between Lessor and Lessee in accordance with the then relative values of the property described in clause (a) and clause (b) above, so condemned or taken. Any taking of more than ten percent (10%) of the Leased Premises shall be considered to render them unfit for Lessee's intended use, and in such event Lessee shall have the right, in its sole discretion, to terminate this Lease.

SECTION 16

LIABILITY

Except for injury or damage caused by the gross, willful, negligent act or malfeasance of Lessor, its servants or agent, Lessor shall not be liable for any injury or damage to any person happening on or about the Leased Premises or for any injury or damage to the Leased Premises or

to any property of Lessee or to any property of any third person, firm, association or corporation on or about the Leased Premises. The Lessee shall, except for injury or damage caused as aforesaid, defend, indemnify and save the Lessor harmless from and against any and all liability and damages, costs and expenses, including reasonable attorney's fees, and from and against any and all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, association or corporation arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the installation of any property therein or the removal of any property therefrom.

SECTION 17

LIABILITY INSURANCE

Lessee shall, from the date on which it takes possession of the Leased Premises even if such date precedes the commencement of the term hereof and throughout the term hereof procure and carry at its expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire and acceptable to Lessor. Such insurance shall be carried in the name of and for the benefit of Lessee and Lessor; shall be written on an "occurrence" basis; and shall provide coverage of at least One Million Dollars ($1,000,000) in case of death of or injury to one person, Two Million Dollars ($2,000,000) in case of death of or injury to more than one person in the same occurrence, and One Hundred Thousand Dollars ($100,000) in case of loss, destruction or damage to property. If applicable, Lessee shall comply with requirements of the Boilers and Unfired Pressure Vessels Law (RSA 157-A), and in such event the policy or policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming Lessor as an additional insured. Lessee shall furnish to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days' written notice to Lessor. At the end of the first term of this Lease and every three (3) years thereafter, Lessee shall increase the insurance coverages provided for herein if requested to do so by Lessor to such amounts which are then adequate to protect against increases in insurance awards whether caused by inflation or otherwise. Lessee shall also maintain insurance for all glass and all signs installed in the Leased Premises.

SECTION 18

BUILDER'S RISK INSURANCE

During any period or periods of construction by Lessee on the Leased Premises, the construction of which (a) is of a type to which Builder's Risk insurance is applicable and (b) requires the advance written approval of Lessor pursuant to Section 8(F) hereof, Lessee shall obtain and maintain in effect standard Builder's Risk insurance written on a completed value basis, including extended coverage, and utilizing a maximum value at date of completion not less than the greater of (a) the aggregate contract price or prices for the construction of such facilities or (b) the amount which may be required by a mortgagee which is financing such construction. Such insurance shall be obtained from an insurance company authorized to do business in New Hampshire and acceptable to Lessor, and there shall be burnished to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days' written notice to Lessor. If such construction by Lessee is of a type to which Builder's Risk insurance is not applicable, Lessee shall provide the necessary additional coverage under the policies referred to herein.

SECTION 19

SPECIAL FORM PROPERTY INSURANCE

19.1 Lessor shall procure and continue in force during the term hereof Special Form Property insurance upon the facilities constructed, erected or installed on the Leased Premises by Lessor on a full value, repair or replacement basis. In accordance with paragraph 3.3 of this Lease, Lessee shall reimburse Lessor for Lessee's <u>pro rata</u> share of the premiums paid for such insurance as additional

rent.

19.2 During the term hereof, Lessee shall procure and continue in force insurance which contains All Risk coverage on a full value, repair or replacement basis upon machinery, equipment and appurtenances constructed, erected or installed on or in the Leased Premises by Lessee and which have or may be the property of Lessor pursuant hereto. The policies evidencing such insurance shall provide that loss, if any, payable thereunder shall be payable to Lessor and/or Lessee and/or mortgagee of the Leased Premises as their respective interests may appear, and all such policies together with evidence of payment of the premiums thereon shall be delivered to Lessor and/or any such mortgagee. All such policies shall be taken in such responsible companies authorized to do business in New Hampshire as Lessor shall approve (which approval shall not be unreasonably withheld) and shall be in form satisfactory to the Lessor. Upon receipt of a copy of notice of cancellation of any insurance which is the responsibility of Lessee hereunder, Lessor may pay the premiums necessary to reinstate the same. The amount so paid shall constitute additional rent payable by Lessee at the next rental payment date. Payment of premiums by Lessor shall not be deemed a waiver or release by Lessor of the default by Lessee in failing to pay the same or of any action which Lessor may take hereunder as a result of such default. Lessee shall not violate, nor permit any person, firm, association or corporation to violate, any of the terms, conditions and provisions of such policies. In the event of loss, Lessor shall promptly initiate action to effect a settlement with the insurer, Lessee shall cooperate with Lessor and any mortgagee in connection with the proceeding and collection of claims, and shall execute and deliver to Lessor such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof, and in the event Lessee shall fail or neglect so to cooperate or to execute and deliver any such instrument Lessor may, as the agent or attorney in fact of Lessee, execute and deliver any such instrument, and Lessee hereby nominates and appoints Lessor the proper and legal attorney in fact of Lessee for such purpose, hereby ratifying all that Lessor may lawfully do as such attorney in fact.

19.3 If and to the extent permitted without prejudice to any rights of Lessor under the applicable insurance policies, Lessee shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of Lessee, its employees or agents. This subsection does not impose any added obligation or expense upon Lessor nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

19.4 If and to the extent permitted without prejudice to any rights of Lessee under the applicable insurance policies, Lessor shall be held free and harmless from liability for loss or damage to personal property of Lessee in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of Lessor, their employees or agents. This subsection does not impose any added obligation or expense upon Lessee nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

SECTION 20

DESTRUCTION OR DAMAGE

In the event that the Leased Premises shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot, in the opinion of Lessor in its sole discretion, be accomplished within a period of one hundred twenty (120) days from the date of such destruction or damage, this Lease shall automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under Sections 18 and 19 hereof, and except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. In the event such facilities shall be so damaged that repairs and restoration can be accomplished within a period of one hundred twenty (120) days from the date of such destruction or damage, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by Lessor and Lessee, be performed as closely as practicable to the original specifications (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Indenture), and until such repairs and restoration have been

accomplished a portion of the rent shall abate equal to the proportion of the Leased Premises rendered unusable by the damage.

SECTION 21

REPOSSESSION BY LESSOR

At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Lessee shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Lessor in good working condition and in a state of repair and readiness for the same use, together with the facilities thereon at the beginning of the term hereof and all facilities constructed thereon by Lessee which are not removed pursuant to the terms hereof and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to Section 9 hereof. Lessee covenants and agrees that at the time of delivery of possession to Lessor at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Lessee at its expense after the beginning of the term hereof and which have become the property of Lessor pursuant to Section 9 hereof shall be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

SECTION 22

MORTGAGE LIEN

Lessee agrees that this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of (a) any mortgage or deed of trust constituting a first lien on the Leased Premises, or any part thereof, at the date hereof, and (b) the lien of any mortgage or deed of trust hereafter executed to a person, bank, trust company, insurance company or other recognized lending institution to provide permanent financing or refinancing of the facilities on the Leased Premises, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or (b). Lessee shall, upon demand at any time or times, execute, acknowledge and deliver to Lessor without any expense to the Lessor, any and all instruments, including, but not limited to estoppel certificates and other instruments that may be necessary or proper to subordinate this Lease and all rights of Lessee hereunder to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence, and, in the event that Lessee shall fail or neglect to execute, acknowledge and deliver any such subordination instrument, Lessor, in addition to any other remedies, may, as the agent or attorney in fact of Lessee, execute, acknowledge and deliver the same, and Lessee hereby nominate, constitutes and appoints Lessor as Lessee's proper legal attorney in fact for such purposes; provided, however, that the subordination of this Lease may, at the option of the Lessee, be conditioned upon the execution and delivery by the mortgagee or trustee of an agreement (I) that so long as Lessee is not in default under the terms of this Indenture the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of Lessee hereunder, and (ii) that the proceeds of insurance policies received by it in settlement of losses under insurance policies held by it will be applied to the cost of repairs and restoration in those instances in which Lessor is obligated to repair and restore pursuant to the provisions hereof.

SECTION 23

DEFAULT

A. **Events of Default**. Each of the following occurrences shall be an "Event of Default:

(a) **Payment Default.** Lessee's failure to pay Rent within five days after Lessor has delivered written notice to Lessee that the same is due; however, an Event of Default shall occur hereunder without any obligation of Lessor to give any notice if Lessee fails to pay Rent when due and, during the 12 month interval preceding such failure, Lessor has given Lessee written notice of failure to pay Rent on one or more occasions;

(b) **Abandonment.** Lessee (1) abandons or vacates the Premises or any substantial portion thereof and (2) does not continue to meet all obligations under the Lease;

(c) **Estoppel/Mortgage Lien.** Lessee fails to provide any estoppel certificate or other instrument after Lessor's written request therefor pursuant to Section 22 and such failure shall continue for five days after Lessor's second written notice thereof to Lessee;

(d) **Insurance.** Lessee fails to procure, maintain and deliver to Lessor evidence of the insurance policies and coverages as required under Sections 17 and 18;

(e) **Mechanic's Liens.** Lessee fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Lessee, within the time and in the manner required by Section 14;

(f) **Other Defaults.** Lessee's failure to perform, comply with, or observe any other agreement or obligation of Lessee under this Lease and the continuance of such failure for a period of more than 30 days after Lessor has delivered to Lessee written notice thereof; and

(g) **Insolvency.** The filing of a petition by or against Lessee (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Lessee's property or for Lessee's interest in this Lease; or (4) for the reorganization or modification of Lessee's capital structure; however, if such a petition is filed against Lessee, then such filing shall not be an Event of Default unless Lessee fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

Any notice periods provided for under this Section shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

B. **Remedies**. Upon any Event of Default, Lessor may, in addition to all other rights and remedies afforded Lessor hereunder or by law or equity, take any one or more of the following actions:

1. **Dispossession of the Lessee and Acceleration of Rent**. Terminate this Lease by giving Lessee written notice thereof or terminate Lessee's right to possess the Premises without terminating this Lease by giving written notice thereof to Lessee, in which event of either election all Rent and the other sums due and to become due under this Lease shall be immediately due and payable and Lessee shall immediately surrender possession of the Premises to Lessor for Lessee's account and pay to Lessor (a) all Rent and other amounts accrued hereunder to the date of termination, (b) all amounts due from time to time under the Lease, and (c) all accelerated Rent and other net sums required hereunder to be paid by Lessee during the remainder of the Term, diminished by any net sums thereafter received by Lessor through reletting the Premises during such period, after deducting all costs incurred by Lessor in reletting the Premises. Upon receipt of possession of the Leased Premises, Lessor may remove all of Lessee's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Lessee, without becoming liable for any loss or damage which may be occasioned thereby. Lessor shall use reasonable efforts to relet the Premises on such terms as Lessor in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Lessor shall not be obligated to relet the Premises before leasing other portions of the Project and Lessor shall not be obligated to accept any prospective tenant proposed by Lessee unless such proposed tenant meets all of Lessor's leasing criteria. Lessor shall not be liable for, nor shall Lessee's obligations hereunder be diminished because of, Lessor's failure to relet the Premises or to collect rent due for such reletting. Lessee shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Lessor in the Premises shall not affect Lessee's obligations hereunder for the unexpired Term; rather, Lessor may, at any time or from time to time, bring an action against Lessee to collect amounts due by Lessee; without the necessity of Lessor's waiting until the expiration of the Term.

2. **Perform Acts on behalf of Lessee**. Perform any act Lessee is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary (in Lessee's name and on Lessee's behalf, without being liable for any claim for damages therefor, and Lessee shall reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease (including, but not limited to, collection costs

and legal expenses), plus interest thereon at the Default Rate; or

3. **Acceleration**. Accelerate and declare all Rent and other sums due and to become due under this Lease immediately due and payable, and bring suit for the collection thereof and for the applicable damages as described in Section 23(B)(c), without entering into possession of the Premises or terminating this Lease.

C. **Payment by Lessee; Non-Waiver; Cumulative Remedies**.

(a) **Payment by Lessee**. Upon any Event of Default, Lessee shall pay to Lessor all costs incurred by Lessor (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Lessee's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Lessee's obligations which Lessee failed to perform, and (6) enforcing, or advising Lessor of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Lessor and Lessee agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b) **No Waiver.** Lessor's acceptance of Rent following an Event of Default shall not waive Lessor's rights regarding such Event of Default. No waiver by Lessor of any violation or breach of any of the terms contained herein shall waive Lessor's rights regarding any future violation of such term. Lessor's acceptance of any partial payment of Rent shall not waive Lessor's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Lessor's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) **Cumulative Remedies.** Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Lessor may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Lessor may elect. The exercise of any remedy by Lessor shall not be deemed an election of remedies or preclude Lessor from exercising any other remedies in the future.

SECTION 24

ACCESS TO PREMISES

Lessor or its representatives shall have free access to the Leased Premises at reasonable intervals during normal business hours, with reasonable notice, for the purpose of inspection, or for the purpose of showing the Premises to prospective purchasers or tenants, or for the purpose of making repairs which Lessee is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon Lessor any obligation to make repairs. During the One Hundred Eighty (180) days next preceding the expiration of this Lease, Lessor may keep affixed to any suitable part of the outside of the building on the Leased Premises a notice that the Leased Premises are for sale or rent. Lessor is responsible for any injuries to, or damage done, by its invitees. Lessee may restrict access to certain areas of the Leased Premises due to confidential nature of its use.

SECTION 25

NOTICES

Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address, be properly given if hand delivered or sent by certified or registered first class mail, postage prepaid, and addressed as follows:

If to Lessor: 4 Townsend West, L.L.C.
20 Trafalgar Square, Suite 602
Nashua, NH 03063

If to Lessee: Howtek, Inc.
4 Townsend West, Units 18 & 19
Nashua, NH 03063

SECTION 26

SIGNS; EXTERIOR APPEARANCE

Lessee may erect a single sign advertising its presence in the Leased Premises, provided, however, that the sign shall conform to the ordinances of the City of Nashua and shall be placed on the glass entry door of the Leased Premises only. Lessor shall have the prior right to approve the sign to be erected by Lessee. Prior to effecting any changes in the exterior appearance of the Leased Premiss, including without limitation, any advertising of Lessee's use of the Leased Premises, Lessee shall procure the approval of Lessor.

SECTION 27

OPTION TO RENEW

Provided Lessee be not at the time in default in the payment of the rent or in the performance of any of its obligations hereunder, the Lessee, upon not less than one hundred eighty (180) days notice in writing to Lessor, may renew this Lease for one (1) additional term of four (4) years. Such renewal term shall be upon all of the terms and conditions of this Lease except that there shall be no further option of renewal and the rent for the renewal term shall be as set forth in Section 28 hereof.

SECTION 28

RENT FOR RENEWAL TERMS

28.1 If the option to renew shall be exercised, the base monthly rent during such renewal term shall be an amount determined by multiplying the monthly rent of Two Thousand Seven Hundred Fifty Dollars and 00/100 ($2,750.00) by a fraction, the numerator of which shall be the Price Index on the first of the month closest to the expiration of the original term hereof, and the denominator of which shall be the Price Index as of the month prior to the beginning of the term hereof; provided, however, that if such fraction is one or less, the base monthly rent shall be Two Thousand Seven Hundred Fifty Dollars and 00/100 ($2,750.00). Rent for the renewal term shall be increased by CPI annually.

28.2 As used in this paragraph, the term "Price Index" means (I) the "Consumers' Price Index - For all urban consumers, Boston-Brockton-Nashua, MA-NH-ME-CT, All Items, (1982-84 = 100) (referred to as CPI-U)" published by the Bureau of Labor Statistics of the United States Department of Labor, or (ii) if the publication of such Consumers' Price Index shall be discontinued, the comparable index most closely reflecting diminution of the real value of the base rent herein provided for. In the event of a change in the base rent for the Price Index, the numerator of the fraction referred to above, shall be appropriately adjusted to reflect continued use of the 1982-84 base in the case of the Consumers' Price Index or in the case of such comparable index, the continued use of the base period in effect at the time of its adoption for use hereunder. At the request of either party hereto, the other from time to time shall execute an appropriate instrument supplemental to this Indenture evidencing the then current monthly rent payable by the Lessee hereunder.

SECTION 29

SHORT FORM RECORDING

The parties covenant and agree that, if required by the applicable statutes, there shall be recorded in the Hillsborough County Registry of Deeds a notice of this Lease that complies in

content and form with the New Hampshire statutes, and that they will execute and deliver a Notice of Lease in such form for such purpose. The parties further covenant and agree that, in the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, they will execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

SECTION 30

SUCCESSION

This Indenture shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

SECTION 31

WAIVER

Any consent, express or implied, by Lessor to any breach by Lessee of any covenant or condition of this Lease shall not constitute a waiver by the Lessor of any prior or succeeding breach by Lessee of the same or any other covenant or condition of this Lease. Acceptance by Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by Lessee shall not constitute a waiver of Lessor by such breach or default.

SECTION 32

GOVERNING LAW

This Indenture shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

SECTION 33

FORCE MAJEURE

Except as expressly provided herein, there shall be no abatement, diminution or reduction of the rent or other charges payable by the Lessee hereunder based upon, or claimed as a result of, any act of God, act of the public enemy, governmental action, or other casualty, cause or happening beyond the control of the parties hereto.

SECTION 34

COUNTERPARTS

This Indenture may be executed in two (2) or more counterparts, each of which shall be deemed an original and all collectively but one and the same instrument.

SECTION 35

MODIFICATION; ENTIRE AGREEMENT

This Lease contains and embraces the entire agreement between the parties hereto and neither it nor any part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement be expressed in writing and signed by Lessor and Lessee or their respective successors in interest.

SECTION 36

SECTION HEADINGS

The headings at the beginning of each of the Sections hereof are solely for purposes of convenience and identification and are not to be deemed or construed to be part of this Lease.

SECTION 37

SEVERABILITY

If any term, clause or provision of this Lease is judged to be invalid and/or unenforceable, the validity and/or enforceability of any other term, clause or provision in this Lease shall not be affected thereby.

SECTION 38

DEFINITION AND LIABILITY OF LESSOR

The term "Lessor" as used in this Lease means only the owner or mortgagee in possession for the time being of the building in which the Leased Premises are located or the owner of a leasehold interest in said building and/or the land thereunder (or the Managing Agent of any such owner or mortgagee) so that in the event of sale of said building or leasehold interest or an assignment of this Lease or a demise of said building and/or land, Lessor shall be and hereby is entirely freed and relieved of all obligations of Lessor subsequently accruing.

It is specifically understood and agreed that there shall be no personal liability of Lessor (nor Lessor's agent, if any) in respect to any of the covenants, conditions or provisions of this Lease. In the event of breach or default by Lessor of any of its obligations under this Lease, Lessee shall look solely to the equity of the Lessor in 4 Townsend West, Nashua, New Hampshire for the satisfaction of Lessee's remedies.

SECTION 39

BROKERAGE

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees with respect to this Lease or the negotiation hereof except as set forth in this section. The parties further agree to indemnify the other against, hold harmless from, all liabilities arising from any such claim (including without limitation, the cost of attorney fees in connection therewith) except; the broker for this Lease is Tamposi-Nash Real Estate Group, Inc., whose fee shall be paid by Lessor.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture of Lease to be executed as of the day and year first above written.

LESSOR:
4 TOWNSEND WEST, L.L.C.

____
Witness

By: Samuel A. Tamposi, Jr., Manager

LESSEE:
HOWTEK, INC.

____
Witness

By: William Augille

780 3843

FIRST ADDENDUM TO LEASE

This First Addendum to Lease dated as of this 31 day of March, 2003, by and between 4 Townsend West, L.L.C., of 20 Trafalgar Square, Suite 602, Nashua, New Hampshire 03063 ("Landlord"), and iCAD, Inc., successor in interest to Howtek, Inc., of 4 Townsend West, Unit 17, Nashua, New Hampshire 03063 ("Tenant").

WHEREAS, the Landlord and Tenant entered into a certain Lease dated October 31, 2002; and

WHEREAS, the Landlord and Tenant desire to amend the Lease in the manner hereinafter set forth;

NOW, THEREFORE, the First Addendum to Lease.

WITNESSETH, that the Landlord and Tenant effective April 1, 2003, have agreed and hereby agree as follows:

1. Tenant agrees to rent an additional three thousand (3,000) square feet of space, known as Unit #17 and cross-hatched on Exhibit A annexed hereto and made a part hereof. Landlord will complete the work as outlined on the attached "Work to be Completed by Landlord".

2. Section 3.1 Rent: Delete in its entirety and replace with: Lessee covenants and agrees to pay Lessor at the place provided herein for the giving of notice to Lessor, as annual base rent for said Premises the following amounts:

   Year 1 - Forty Four Thousand Five Hundred Fifty Dollars and 00/100 ($44,550.00) ($4.95 psf), per year, payable in equal monthly installments of Three Thousand Seven Hundred Twelve Dollars and 50/100 ($3,712.50).

   Year 2 - Forty Five Thousand Dollars and 00/100 ($45,000.00) ($5.00 psf), per year, payable in equal monthly installments of Three Thousand Seven Hundred Fifty Dollars and 00/100 ($3,750.00).

   Year 3 - Forty Seven Thousand Two Hundred Fifty Dollars and 00/100 ($47,250.00) ($5.25 psf), per year, payable in equal monthly installments of Three Thousand Nine Hundred Thirty Seven Dollars and 50/100 ($3,937.50).

   Year 4 - Forty Nine Thousand Five Hundred Dollars and 00/100 ($49,500.00) ($5.50 psf), per year, payable in equal monthly installments of Four Thousand One Hundred Twenty Five Dollars and 00/100 ($4,125.00).

   If the term of this lease shall begin on a day other than the 1st of a month, the Lessee

shall pay a pro rata portion of a month's rent on the day the term commences and thereafter the Lessee shall pay a succeeding monthly installment on the 1st day of each succeeding month. Under no circumstances shall Lessee be entitled to withhold any rent due hereunder or setoff against the same on account of Lessor's purported failure to perform any of its obligations hereunder.

3. Section 3.3 Pro Rata Share: The tenant's pro rata share is amended from ten percent (10%) to fifteen percent (15%) and the tenant's additional rent in monthly installments shall be amended from Eight Hundred Seventy Five Dollars and 00/100 ($875.00) to One Thousand Three Hundred Twelve Dollars and 50/100 ($1,312.50).

4. Section 11.2 Use of Premises: Amended from ten percent (10%) to fifteen percent (15%) for parking space.

5. Section 13.1 Taxes and Assessments: Amended from ten percent (10%) to fifteen percent (15%) for pro rata share of real estate taxes and assessments.

6. Section 28.1 Rent for Renewal Term: Amended from Two Thousand Seven Hundred Fifty Dollars and 00/100 ($2,750.00) to Four Thousand One Hundred Twenty Five Dollars and 00/100 ($4,125.00).

All other terms and conditions of the Lease, not herein amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Addendum to Lease to be executed and delivered as of the day and year first above written.

LANDLORD:

4 TOWNSEND WEST, L.L.C.

Kelly J. Cote
Witness

By: Samuel A. Tamposi, Jr., Manager

TENANT:

iCAD, INC.

Witness

By: Annette L. Heroux, CFO

Work to be Completed by Landlord

1. Remove one (1) wall in front office.
2. Provide carpet in front lobby and office/conference room
3. Renovate existing two (2) bathrooms, making sure that one (1) has a shower.
4. Repaint lobby and office/conference room.
5. Provide (3) openings to Units 18.
6. Build sheetrock walls, paint and provide flooring for break room and sales cubical room.
7. Build closet in front lobby area.